Exhibit 10.1

Execution Version

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of March 28, 2013

among

NORTHERN OIL AND GAS, INC.,

as Borrower,

ROYAL BANK OF CANADA,

as Administrative Agent,

and

The Lenders Party Hereto

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 28, 2013, is by and among Northern Oil and Gas, Inc., a Minnesota corporation (the “Borrower”), Royal Bank of Canada (the “Administrative Agent”), and the Lenders party hereto.

Recitals

WHEREAS, the Borrower, the Administrative Agent and the other Lenders party thereto entered into that certain Third Amended and Restated Credit Agreement, dated as of February 28, 2012 (as previously amended by the First Amendment dated as of June 29, 2012 and by the Second Amendment dated as of September 28, 2012, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, the Administrative Agent and the Lenders are willing to (i) amend the Credit Agreement, (ii) redetermine the Borrowing Base as provided herein, and (iii) take such other actions as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Each capitalized term used in this Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement.

ARTICLE II

Amendments to Credit Agreement

Section 2.01 Amendment to Section 8.01(k) of the Credit Agreement.  Section 8.01(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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(k)           Notice of Sales of Oil and Gas Properties.  In the event any Credit Party intends to sell, transfer, assign or otherwise dispose of in accordance with Section 9.12 (1) any Oil or Gas Properties, the proceeds of which equal or exceed $5,000,000, or (2) any Equity Interests in any other Credit Party, then such Credit Party must provide the Administrative Agent prior written notice of such disposition, the price thereof, the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

Section 2.02 Amendment to Section 9.04 of the Credit Agreement.  Section 9.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.04                      Dividends and Distributions.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (b) Subsidiaries may declare and pay dividends and make distributions to the Borrower with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Credit Parties and (d) the Borrower may make Restricted Payments in an amount not to exceed, in the aggregate for all Restricted Payments under this subsection (d), (i) $60,000,000 plus (ii) 50% of Consolidated Net Income for the period from January 1, 2013 through the date of the Borrower’s most recently ended fiscal quarter, so long as (x) no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payments and (y) immediately following such Restricted Payments, the availability under the Borrowing Base, plus Borrower’s cash on hand, is equal to or greater than 10% of the Borrowing Base.  Solely for purposes of subsection (d) of this Section 9.01, “Consolidated Net Income” shall exclude (to the extent otherwise included therein) (x) noncash equity compensation expense and (y) noncash mark-to–market derivatives gains and losses.

Section 2.03 Amendment to Section 9.12(f) of the Credit Agreement.  Section 9.12(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)           sales and other dispositions of Properties having a fair market value not to exceed $10,000,000 during any twelve (12) month period.

Section 2.04 Amendment to Annex I of the Credit Agreement.  Annex I of the Credit Agreement is hereby deleted in its entirety and replaced with Annex I hereto.

ARTICLE III

Redetermination of the Borrowing Base

Section 3.01 Redetermination of the Borrowing Base. Notwithstanding the requirements of Section 2.07 of the Credit Agreement, effective as of the Third Amendment Effective Date, the amount of the Borrowing Base shall be $400,000,000.00, subject to further adjustments from time to time pursuant to Section 2.07, Section 8.13(c) or Section 9.12(d) of the Credit Agreement. The redetermination of the Borrowing Base pursuant to this Section 3.01 of this Amendment shall constitute the Scheduled Redetermination for April 1, 2013.

ARTICLE IV

Conditions Precedent

This Amendment shall become effective as of the date first referenced above when and only when the following conditions are satisfied (the “Third Amendment Effective Date”):

(a) the Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower and each Lender, in such numbers as the Administrative Agent or its counsel may reasonably request; and

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(b) the Administrative Agent and the Lenders shall have received such upfront fees as may be agreed to among the Borrower, the Administrative Agent and the Lenders with respect hereto and all other fees due and payable on or prior to the effectiveness hereof as provided in any Loan Document, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent).

ARTICLE V

Representations and Warranties

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

(a)           Each of the representations and warranties made by the Borrower under the Credit Agreement and each other Loan Document is true and correct on and as of the actual date of execution of this Amendment by the Borrower, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b)           At the time of, and immediately after giving effect to, this Amendment, no Default has occurred and is continuing.

(c)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by the Borrower.

(d)           This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)           The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including the members or any class of directors of the Borrower or any other Person, whether interested or disinterested), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except (a) such as have been obtained or made and are in full force and effect, and (b) the Borrower may need to file a current report on Form 8-K with the SEC disclosing this Amendment, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of the Borrower or any of its Subsidiaries (other than the Liens created by the Loan Documents).

ARTICLE VI

Miscellaneous

Section 6.01 Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or the Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or the Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise.  All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

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Section 6.02 GOVERNING LAW.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.03 Descriptive Headings, Etc.  The descriptive headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  The statements made and the terms defined in the recitals to this Amendment are hereby incorporated into this Amendment in their entirety.

Section 6.04 Entire Agreement.  This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

Section 6.05 Loan Document.  This Amendment is a Loan Document executed under the Credit Agreement, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 6.06 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of the signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 6.07 Successors.  The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns.

(Remainder of page intentionally left blank.)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

NORTHERN OIL AND GAS, INC., as the Borrower

By:           /s/ Thomas W. Stoelk
Name:            Thomas W. Stoelk
Title:              CFO

Signature Page
Third Amendment to Credit Agreement

ROYAL BANK OF CANADA, as Administrative Agent

By:           /s/ Rodica Dutka
Name:           Rodica Dutka
Title:             Manager, Agency

ROYAL BANK OF CANADA, as a Lender

By:           /s/ Kristan Spivey
Name:            Kristan Spivey
Title:              Authorized Signatory

SUNTRUST BANK, as a Lender

By:           /s/ Yann Pirio
Name:            Yann Pirio
Title:               Director

BMO HARRIS FINANCING, INC., as a Lender

By:           /s/ Joseph A. Bliss
Name:            Joseph A. Bliss
Title:              Managing Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:           /s/ Chulley Bogle
Name:            Chulley Bogle
Title:              Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:           /s/ Daniel K. Hansen
Name:            Daniel K. Hansen
Title:              Vice President

SOVEREIGN BANK, N.A., as a Lender

By:           /s/ Aidan Lanigan
Name:            Aidan Lanigan
Title:              SVP

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:           /s/ Robert S. James
Name:            Robert S. James
Title:              Vice President

BOKF, NA dba BANK OF OKLAHOMA, as a Lender

By:           /s/ Guy C. Evangelista
Name:            Guy C. Evangelista
Title:              Senior Vice President

BRANCH BANKING & TRUST COMPANY, as a Lender

By:           /s/ Jodie Gildersleeve
Name:            Jodie Gildersleeve
Title:              Banking Officer

CADENCE BANK, N.A., as a Lender

By:           /s/ Eric Broussard
Name:            Eric Broussard
Title:              Senior Vice President

Signature Page
Third Amendment to Credit Agreement

MACQUARIE BANK LIMITED, as a Lender

By:           /s/ Carmel Ferguson
Name:            Carmel Ferguson
Title:              Executive Director

By:           /s/ Simon Berkett
Name:            Simon Berkett
Title:              Associate Director

THE BANK OF NOVA SCOTIA, as a Lender

By:           /s/ Terry Donovan
Name:            Terry Donovan
Title:               Managing Director

ING CAPITAL LLC, as a Lender

By:           /s/ Charles Hall
Name:            Charles Hall
Title:              Managing Director

Signature Page
Third Amendment to Credit Agreement

ANNEX I

Name of Lender	Applicable Percentage	Maximum Credit Amount	Amount of Commitment on the Third Amendment Effective Date
Royal Bank of Canada	12.0%	$90,000,000.00	$48,000,000.00
SunTrust Bank	12.0%	$90,000,000.00	$48,000,000.00
BMO Harris Financing, Inc.	8.6%	$64,285,714.29	$34,285,714.29
KeyBank, N.A.	8.6%	$64,285,714.29	$34,285,714.29
U.S. Bank National Association	8.6%	$64,285,714.29	$34,285,714.29
Capital One, National Association	7.4%	$55,714,285.71	$29,714,285.71
Sovereign Bank, N.A.	6.9%	$51,428,571.43	$27,428,571.43
BOKF, NA dba Bank of Oklahoma	6.9%	$51,428,571.43	$27,428,571.43
Branch Banking & Trust Co.	6.9%	$51,428,571.43	$27,428,571.43
Cadence Bank, N.A.	6.9%	$51,428,571.43	$27,428,571.43
ING Capital LLC	6.9%	$51,428,571.43	$27,428,571.43
The Bank of Nova Scotia	6.9%	$51,428,571.43	$27,428,571.43
Macquarie Bank Limited	1.70%	$12,857,142.86	$6,857,142.86

TOTAL	100.00%	$750,000,000.00	$400,000,000.00

Third Amendment to Credit Agreement